Amendment No. 1 to the
           Travelers Group 1996 Stock Incentive Plan (the "SIP Plan")
================================================================================

      As of July 24, 1996, the Board of Directors of Travelers Group Inc. (the "Company") hereby approves the following amendments to the SIP Plan:

1. In Section 2, "Definitions":

     o the definition of "Incentive Compensation Subcommittee" is amended to delete the words "consisting of at least three (3) members thereof who are and shall remain "disinterested directors", as defined in Rule 16b-3 under the 1934 Act" and insert in lieu thereof the words "the composition of which subcommittee shall satisfy the requirements of Rule 16b-3 under the 1934 Act (with respect to grants to Section 16(a) Persons)"; and

     o the definition of "Nominations and Compensation Committee" is amended to delete the words "consisting of at least three (3) members thereof who are and shall remain "disinterested persons" as defined in Rule 16b-3 under the 1934 Act".

2. The last sentence of Section 10(c) is deleted in its entirety.

3. Section 18(d) is deleted in its entirety, and subsections 18(e) through 18(g) are re-numbered 18(d) through 18(f) and all cross-references to such subsections are changed accordingly.

     The above amendments to the SIP Plan shall become effective on the date designated by the General Counsel of the Company as the effective date for the Company's employee benefit plans to be subject to Rule 16b-3 as promulgated by the Securities and Exchange Commission on May 30, 1996.